EXHIBIT 10.16


                                       KLLM Transport Services, Inc.

                               Amended and Restated 1996 Stock Purchase Plan

                                          ________________________


                                                  ARTICLE I

                                                   GENERAL

1.1        Purpose of the Plan.

           The purpose of the KLLM Transport Services, Inc. 1996 Stock Purchase Plan (the "Plan") is to encourage key personnel, consultants, advisors, and the like of KLLM Transport Services, Inc. (the "Company") and its subsidiaries, to purchase stock of the Company, through contractual arrangements with the Company or stock options issued by the Company, to further instill in them a sense of ownership, responsibility, and entrepreneurship, with a goal of increasing their efforts and motivation for the long term benefit of the Company and all of its shareholders.

1.2        Definitions.

           "Board of Directors" means the Board of Directors of the Company.

           "Common Stock" means voting common stock of the Company, par value $1.00 per share.

           "Covered Consultant" means any Person, including third party non-employee consultants, advisors and the like, who may from time to time be designated a Covered Consultant by the Committee. The power to determine who is and who is not a Covered Consultant is reserved solely for the Committee.

           "Covered Employee" means any Person, including officers and directors in the regular full time employment of the Company or its Subsidiaries, who may from time to time be designated a Covered
Employee by the Committee. The power to determine who is and who is not a Covered Employee is reserved solely for the Committee.

           "Optionee" means a Covered Employee or Covered Consultant to whom a stock option is granted under the Plan.

           "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture or unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

           "Purchase Price" shall mean the price to be paid for a share of Common Stock under the Plan as defined in Section 1.5 (a).

           "Purchaser" shall mean any Covered Employee or Covered
Consultant purchasing Common Stock under the Plan and, if applicable, his heirs, successors or assigns.

           "Subsidiary" shall mean any Person of which the Company shall at any time own directly or indirectly through another Subsidiary, 50% or more of the outstanding voting capital stock (or other shares of beneficial interest with voting rights), or which the Company shall otherwise control.


1.3        Administration of the Plan.

           The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors consisting of at least three members from the Board of Directors who serve at the pleasure of the Board of Directors. No Person while a member of the Committee shall be eligible to participate in the Plan. Subject to the control of the Board of Directors, and without limiting the generality thereof, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Covered Employees or Covered Consultants may purchase stock or be issued options to purchase stock under the Plan and the terms of such purchase or issuance. Determinations by the Committee under the Plan need not be uniform and may be made by it selectively among Persons participating in the Plan, whether or not such Persons are similarly situated.

1.4        Shares Subject to the Plan.

           The total number of shares that may be purchased or subject to stock options pursuant to the Plan shall not exceed three hundred thousand (300,000) shares of Common Stock. Shares subject to stock options which terminate or expire prior to exercise shall be available for future stock options. These shares may be either unissued shares of Common Stock or reacquired shares of Common
Stock held in treasury.

1.5        Terms and Conditions.

           All purchases of shares and issuances of stock options under the Plan shall be evidenced by agreements in such form as the Committee shall approve from time to time and the following provisions:

           (a) Purchase Price. The Committee shall determine from time to time the Purchase Price for shares under the Plan.

           (b) Payment. Payment for shares under the Plan shall be made in such manner and at such time or times as shall be determined by the Committee.

           (c) Nontransferability. Agreements under the Plan and rights arising thereunder shall not be transferable other than by will or by the laws of descent and distribution.

           (d) Additional Provisions. Each agreement under the Plan may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

1.6  Stock Adjustments; Mergers.

           (a) Notwithstanding Section 1.4, if the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock splits, combination of shares, or stock dividend, the total number of shares set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee. If the Company continues in existence, the number and kind of shares that are subject to any agreement under the Plan and the purchase price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon the closing of a purchase or exercise of an option. With regard to agreements obligating a Purchaser to purchase stock under the Plan, if the Company will not remain in existence or substantially all of the Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee shall notify each Purchaser that such Purchaser's right and obligation to purchase the shares shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which such Purchaser, as holder of the number of shares of Common
Stock he is required to purchase, would have been entitled. With regard to options issued under the Plan, if the Company will not remain in existence or substantially all of the Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all options shall terminate thirty (30) days after the Committee gives written notice to all Optionees of their immediate right to exercise all options outstanding (without regard to limitations on exercise otherwise contained in the option agreements), or (ii) notify all Optionees that all options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

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                                 ARTICLE II
                            ADDITIONAL PROVISIONS


2.1        Compliance with Other Laws and Regulations.

           The Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and
(b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

2.2        Amendments.

           The Board of Directors may discontinue the Plan at any time, and may amend it from time to time.


2.3        No Rights As Shareholder.

           No Purchaser or Optionee shall have any rights as a shareholder with respect to any share purchased pursuant to the Plan until payment of the Purchase Price and delivery to him of a certificate or certificates for the purchased shares.


2.4        Continued Employment or Engagement Not Presumed.

           This Plan, any document describing this Plan, and any agreement entered into pursuant to this Plan, shall not give any Covered Employee, Covered Consultant, Purchaser, Optionee or other employee, consultant, advisor, or the like, a right to continued employment or engagement by the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the employment or engagement of any such Person with or without cause.

2.5        Effective Date; Duration.

           The Plan shall be effective as of the date of its adoption by the Board of Directors and shall expire July 30, 2006 (the
"Expiration Date"). No agreements under the Plan may be entered into under the Plan after the Expiration Date, but agreements entered into on or before that date may be carried out according to their terms and shall continue to be governed by and interpreted consistent with the terms hereof.